                                                          Exhibit No. EX-99.a.14
                              CERTIFICATE OF TRUST
                                       OF
                                AFBA 5STAR FUNDS

     This  Certificate  of Trust of AFBA 5Star  Funds,  a  statutory  trust (the
"Trust"), executed by the undersigned trustee, and filed under and in accordance with the provisions of the Delaware  Statutory  Trust Act (12 Del.  C.ss.3801 et
seq.) (the "Act"), sets forth the following:

     FIRST: The name of the statutory trust formed hereby is AFBA 5Star Funds.

     SECOND:  The registered office of the Trust in the State of Delaware is 300
     Delaware Avenue, Suite 800, Wilmington,  New Castle County, Delaware 19801.
     The name of the Trust's registered agent is SR Services, LLC.

     THIRD:  The Trust  formed  hereby is or will become  within 180 days of its first issuance of beneficial  interests,  an investment  company registered under the Investment Company Act of 1940, as amended (15  U.S.C.ss.ss.80a-1 et seq.).

     FOURTH:  Pursuant  to  Section  3804 of the Act,  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise  existing  with respect to a particular  series,  whether such series is now authorized and existing pursuant to the governing  instrument of the Trust or is  hereafter  authorized  and  existing  pursuant  to said governing  instrument,  shall be enforceable  against the assets associated with such series only, and not against the assets of the Trust generally or any  other  series  thereof,  and,  except  as  otherwise  provided  in the governing  instrument  of  the  Trust,  none  of  the  debts,  liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or  otherwise  existing  with  respect to the Trust  generally or any other series thereof shall be enforceable against the assets of such series.

     FIFTH: This Certificate of Trust may be signed in one or more counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned,  being all of the trustees of the AFBA
5Star Funds,  have duly executed this  Certificate of Trust as of the 9th day of
July 2007.

/s/General Ralph E. Eberhart
General Ralph E. Eberhart,
USAF (Ret.), Trustee

/s/ General Monroe W. Hatch, Jr.
General Monroe W. Hatch, Jr.
USAF (Ret.), Trustee

/s/ General Louis C. Wagner, Jr.
General Louis C. Wagner, Jr.,
USA (Ret.), Trustee

/s/ Lieutenant General John S. Fairfield
Lieutenant General John S. Fairfield,
USAF (Ret.), Trustee

/s/ Brigadier General Henry J. Sechler
Brigadier General Henry J. Sechler,
USAF (Ret.), Trustee